EXHIBIT 16.1

RBSM LLP

805 Third Avenue

Suite 902

New York, New York  10022

July 3, 2014

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Digital Brand Media Marketing Group, Inc.  (the “Company”) Form 8-K dated June 13, 2014, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ RBSM LLP